As filed with the Securities and Exchange Commission on February 14, 2008
Registration No. 333-146162
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 7
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAKO Surgical Corp.
(Exact name of registrant as specified in its charter)

Delaware	3842	20-1901148
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2555 Davie Road
Ft. Lauderdale, FL 33317
(954) 927-2044
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)

Maurice R. Ferré, M.D.
President and Chief Executive Officer
MAKO Surgical Corp.
2555 Davie Road
Ft. Lauderdale, FL 33317
(954) 927-2044
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Stuart A. Barr Hogan & Hartson LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 Telephone: (202) 637-5600	Charles K. Ruck Rachel W. Sheridan Jason M. Licht Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 Telephone: (202) 637-2200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered	Price(1)	Registration Fee
Common Stock, $0.001 par value per share	$64,515,000	$2,536(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, which includes $12,240,000 of shares that the underwriters have the option to purchase to cover over-allotments.

(2)	Includes $3,688 which was paid in connection with the original filing of this Registration Statement on September 19, 2007 and Amendment No. 4 filed on January 31, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-146162) is to refile the cover page to reflect an updated calculation of the registration fee. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the Nasdaq Global Market filing fee.

Amount to be
Paid

SEC registration fee	$3,688
FINRA filing fee	9,884
Nasdaq Global Market filing fee	100,000
Blue sky qualification fees and expenses	10,000
Printing and engraving expenses	500,000
Legal fees and expenses	1,250,000
Accounting fees and expenses	800,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous expenses	66,428

Total	$2,750,000

Item 14.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our third amended and restated certificate of incorporation and third amended and restated bylaws, each of which will become effective upon the completion of this offering, provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our third amended and restated certificate of incorporation includes such a provision.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we intend to enter into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of MAKO Surgical Corp. or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We will have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

We plan to enter into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold since the Registrant’s inception through January 1, 2008 and does not give effect to the one-for-3.03 reverse split of the Registrant’s common stock effected on February 8, 2008:

•	Since inception through November 1, 2007, the Registrant has granted stock options to purchase 6,037,182 shares of common stock and 2,500,250 shares of restricted stock awards to employees, consultants and directors under its 2004 Stock Incentive Plan, which makes available an aggregate of 8,575,000 shares of common stock. Of the options covering 6,037,182 shares of common stock, options covering 221,084 shares have been cancelled without being exercised, 8,958 have been exercised and 5,807,140 remain outstanding. The issuance of these options was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering, and pursuant to Rule 701 under the Securities Act.

•	In December 2004, the Registrant issued an aggregate of 431,250 shares of restricted common stock to Dr. Dana Mears in exchange for the contribution of intellectual property and other assets. This transaction was exempt from registration under Section 4(2) of the Securities Act.

•	In December 2004, the Registrant issued an aggregate of 143,750 shares of restricted common stock to Dr. Alastair Clemon in exchange for the contribution of intellectual property and other assets. This transaction was exempt from registration under Section 4(2) of the Securities Act.

•	In November 2004, the Registrant issued an aggregate of 100 shares of its common stock to Z-KAT for cash consideration of $1.00 per share in connection with the formation of the Company. These transactions were exempt from registration under Section 4(2) of the Securities Act.

•	In December 2004, the Registrant issued an aggregate of 4,271,900 shares of its common stock, 1,998,745 shares of its Series A redeemable convertible preferred stock and 577,085 warrants to purchase common stock to Z-KAT in exchange for the contribution of intellectual property and other assets. The warrants are immediately exercisable at an exercise price of $0.99 per share and will expire ten years after the date of issuance. Pursuant to an exchange agreement between us, Z-KAT and certain creditors of Z-KAT, Z-KAT transferred the warrants for our common stock and a certain portion of the transferred Series A redeemable convertible preferred stock to the creditors in exchange for such creditors’ cancellation of outstanding debt. These transactions were exempt from registration under Section 4(2) of the Securities Act.

•	In December 2004, the Registrant issued an aggregate of 2,500,000 shares of its Series A redeemable convertible preferred stock to 27 purchasers, at $1.00 per share and 825,000 warrants to purchase common stock at a purchase price of $0.01 per warrant, for an aggregate purchase price of approximately $2.5 million in a private placement. The warrants are immediately exercisable at an exercise price of $0.99 per share and will expire ten years after the date of issuance. These transactions were exempt from registration under Section 4(2) of the Securities Act. Upon completion of this offering, these shares of preferred stock will automatically convert into shares of common stock.

•	In July 2005, the Registrant issued an aggregate of 15,151,516 shares of its Series B redeemable convertible preferred stock to 47 purchasers, at $1.32 per share, for an aggregate purchase price of approximately $20 million in a private placement. These transactions were exempt from registration under Section 4(2) of the Securities Act. Upon completion of this offering, these shares of preferred stock will automatically convert into shares of common stock.

•	In February 2007, the Registrant issued an aggregate of 13,513,514 shares of its Series C redeemable convertible preferred stock to 47 purchasers, at $2.22 per share, for an aggregate purchase price of approximately $30 million in a private placement. These transactions were exempt from registration under Section 4(2) of the Securities Act. Upon completion of this offering, these shares of preferred stock will automatically convert into shares of common stock.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number	Description of Document

1.1**	Form of Underwriting Agreement.
3.1**	Second Amended and Restated Certificate of Incorporation of the Registrant, dated February 5, 2007, currently in effect.
3.1.1**	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant, dated February 8, 2008, currently in effect.
3.2**	Form of Third Amended and Restated Certificate of Incorporation of the Registrant to be effective upon completion of this offering.
3.3**	Second Amended and Restated Bylaws of the Registrant, currently in effect.

Exhibit
Number	Description of Document

3.4**	Form of Third Amended and Restated Bylaws of the Registrant to be effective upon completion of this offering.
4.1	Reference is made to exhibits 3.1 through 3.4.
4.2**	Specimen Common Stock Certificate.
4.3**	Form of Warrant to purchase shares of Common Stock.
4.4**	Second Amended and Restated Stockholders Agreement, dated February 6, 2007, between the Registrant and certain of its stockholders.
4.5**	Amendment to Stockholders Agreement, dated March 5, 2007, between the Registrant and certain of its stockholders.
4.6**	Second Amended and Restated Registration Rights Agreement, dated February 6, 2007, between the Registrant and certain of its stockholders.
5.1**	Opinion of Hogan & Hartson LLP
10.1**	Form of Indemnity Agreement for Directors and Executive Officers.
10.2+**	2004 Stock Incentive Plan and forms of agreements related thereto.
10.3+**	2008 Omnibus Incentive Plan.
10.4+**	2008 Employee Stock Purchase Plan and forms of agreements related thereto.
10.5+**	Amended Employment Agreement, dated as of November 12, 2007, by and between Registrant and Maurice R. Ferré, M.D.
10.6+**	Employment Agreement, dated as of January 1, 2005, by and between Registrant and Fritz L. LaPorte.
10.7+**	Amendment to Employment Agreement, dated as of February 5, 2007, by and between Registrant and Fritz L. LaPorte.
10.8+**	Employment Agreement, dated as of January 1, 2005, by and between Registrant and Rony Abovitz.
10.9+**	Amendment to Employment Agreement, dated as of February 5, 2007, by and between Registrant and Rony Abovitz.
10.10+**	Employment Agreement, dated as of January 1, 2005, by and between Registrant and Menashe R. Frank.
10.11+**	Amendment to Employment Agreement, dated as of February 5, 2007, by and between Registrant and Menashe R. Frank.
10.12+**	Employment Agreement, dated as of May 15, 2006, by and between Registrant and Steven J. Nunes.
10.13+**	Amendment to Employment Agreement, dated as of February 5, 2007, by and between Registrant and Steven J. Nunes.
10.14#**	Consulting Agreement, by and between Registrant and Thomas M. Coon, M.D., dated as of April 6, 2007.
10.15#**	Consulting Agreement, by and between Registrant and Martin W. Roche, M.D., dated August 12, 2005.
10.16#**	Amendment to Consulting Agreement, by and between Registrant and Martin W. Roche, M.D., dated as of July 6, 2007.
10.17#**	Development Agreement, by and between Registrant and Martin W. Roche, M.D., dated as of July 6, 2007.
10.18#**	License Agreement, dated December 17, 2004, by and between Registrant and Z-KAT, Inc.
10.19**	Asset Contribution Agreement, dated December 17, 2004, by and between Registrant and Z-KAT, Inc.
10.20#**	Addendum to Asset Contribution Agreement, dated December 28, 2006, by and between Registrant and Z-KAT, Inc.

Exhibit
Number	Description of Document

10.21**	Amendment to Addendum to Asset Contribution Agreement, dated April 28, 2007, by and between Registrant and Z-KAT, Inc.
10.22#**	License Agreement, by and between Registrant, International Business Machines Corporation and Z-KAT, Inc., dated as of March 29, 2006.
10.23#**	License Agreement, by and between Registrant and Integrated Surgical Systems, Inc., dated September 1, 2005.
10.24#**	Sublicense Agreement, by and between Registrant and SensAble Technologies, Inc., dated as of May 24, 2006, as amended and supplemented by that certain letter dated May 23, 2007 from SensAble Technologies, Inc. and by that certain letter dated May 23, 2007 from Registrant.
10.25#**	Research Agreement, by and between Registrant and University of Florida Board of Trustees, dated as of February 10, 2005.
10.26#**	Amendment to Research Agreement, by and between Registrant and the University of Florida Board of Trustees, dated as of August 15, 2007.
10.27#**	Exclusive License Agreement, by and between Registrant and University of Florida Research Foundation, dated August 15, 2007.
10.28#**	Supply Agreement, by and between Registrant and Trigon Incorporated, dated as of September 13, 2005.
10.29**	License Agreement, by and between Registrant and Trigon Incorporated, dated September 14, 2005.
10.30#**	Supply Agreement, by and between Registrant and Encore Medical, L.P., dated as of February 28, 2007.
10.31#**	License Agreement, by and between Registrant and Encore Medical, L.P., dated as of December 14, 2006.
10.32#**	Manufacturing Supply Agreement, by and between Registrant and Symmetry Medical, dated as of July 26, 2007.
10.33**	Letter of Agreement, by and between Registrant and The Anspach Effort, Inc., dated as of July 6, 2007.
10.34**	Multi-Tenant Lease, by and between Registrant and Westport Business Park Associates LLP, last dated January 31, 2006.
10.35#**	Development Agreement by and between Registrant and Pro-Dex, Inc., dated December 12, 2007.
23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).
23.3**	Consent of Taylor Consulting Group, Inc.
24.1**	Power of Attorney.

**	Previously Filed.

+	Indicates management contract or compensatory plan.

#	Portions of the exhibit have been ommitted pursuant to a request for confidential treatment. The omitted information has been filed separately with the Securities and Exchange Commission.

(b)	Financial statement schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering therof.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by referenced into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 7 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on the 14th of February 2008.

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré
Maurice R. Ferré
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maurice R. Ferré Maurice R. Ferré, M.D.	Chief Executive Officer, President and Chairman of the Board	February 14, 2008

/s/ Fritz L. LaPorte Fritz L. LaPorte	Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	February 14, 2008

* S. Morry Blumenfeld, Ph.D.	Director	February 14, 2008

* Gerald A. Brunk	Director	February 14, 2008

* Marcelo G. Chao	Director	February 14, 2008

* Christopher C. Dewey	Director	February 14, 2008

* Charlie W. Federico	Director	February 14, 2008

* Frederic H. Moll, M.D.	Director	February 14, 2008

Signature		Title	Date

* Michael P. Stansky		Director	February 14, 2008

*By:	/s/ Maurice R. Ferré Maurice R. Ferré Attorney-in-fact

*By:	/s/ Fritz L. LaPorte Fritz L. LaPorte Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description of Document

1	.1**	Form of Underwriting Agreement.
3	.1**	Second Amended and Restated Certificate of Incorporation of the Registrant, dated February 5, 2007, currently in effect.
3	.1.1**	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant, dated February 8, 2008, currently in effect.
3	.2**	Form of Third Amended and Restated Certificate of Incorporation of the Registrant to be effective upon completion of this offering.
3	.3**	Second Amended and Restated Bylaws of the Registrant, currently in effect.
3	.4**	Form of Third Amended and Restated Bylaws of the Registrant to be effective upon completion of this offering.
4.1		Reference is made to exhibits 3.1 through 3.4.
4	.2**	Specimen Common Stock Certificate.
4	.3**	Form of Warrant to purchase shares of Common Stock.
4	.4**	Second Amended and Restated Stockholders Agreement, dated February 6, 2007, between the Registrant and certain of its stockholders.
4	.5**	Amendment to Stockholders Agreement, dated March 5, 2007, between the Registrant and certain of its stockholders.
4	.6**	Second Amended and Restated Registration Rights Agreement, dated February 6, 2007, between the Registrant and certain of its stockholders.
5	.1**	Opinion of Hogan & Hartson LLP
10	.1**	Form of Indemnity Agreement for Directors and Executive Officers.
10	.2+**	2004 Stock Incentive Plan and forms of agreements related thereto.
10	.3+**	2008 Omnibus Incentive Plan.
10	.4+**	2008 Employee Stock Purchase Plan and forms of agreements related thereto.
10	.5+**	Amended Employment Agreement, dated as of November 12, 2007, by and between Registrant and Maurice R. Ferré, M.D.
10	.6+**	Employment Agreement, dated as of January 1, 2005, by and between Registrant and Fritz L. LaPorte.
10	.7+**	Amendment to Employment Agreement, dated as of February 5, 2007, by and between Registrant and Fritz L. LaPorte.
10	.8+**	Employment Agreement, dated as of January 1, 2005, by and between Registrant and Rony Abovitz.
10	.9+**	Amendment to Employment Agreement, dated as of February 5, 2007, by and between Registrant and Rony Abovitz.
10	.10+**	Employment Agreement, dated as of January 1, 2005, by and between Registrant and Menashe R. Frank.
10	.11+**	Amendment to Employment Agreement, dated as of February 5, 2007, by and between Registrant and Menashe R. Frank.
10	.12+**	Employment Agreement, dated as of May 15, 2006, by and between Registrant and Steven J. Nunes.
10	.13+**	Amendment to Employment Agreement, dated as of February 5, 2007, by and between Registrant and Steven J. Nunes.
10	.14#**	Consulting Agreement, by and between Registrant and Thomas M. Coon, M.D., dated as of April 6, 2007.
10	.15#**	Consulting Agreement, by and between Registrant and Martin W. Roche, M.D., dated August 12, 2005.
10	.16#**	Amendment to Consulting Agreement, by and between Registrant and Martin W. Roche, M.D., dated as of July 6, 2007.

Exhibit
Number		Description of Document

10	.17#**	Development Agreement, by and between Registrant and Martin W. Roche, M.D., dated as of July 6, 2007.
10	.18#**	License Agreement, dated December 17, 2004, by and between Registrant and Z-KAT, Inc.
10	.19**	Asset Contribution Agreement, dated December 17, 2004, by and between Registrant and Z-KAT, Inc.
10	.20#**	Addendum to Asset Contribution Agreement, dated December 28, 2006, by and between Registrant and Z-KAT, Inc.
10	.21**	Amendment to Addendum to Asset Contribution Agreement, dated April 28, 2007, by and between Registrant and Z-KAT, Inc.
10	.22#**	License Agreement, by and between Registrant, International Business Machines Corporation and Z-KAT, Inc., dated as of March 29, 2006.
10	.23#**	License Agreement, by and between Registrant and Integrated Surgical Systems, Inc., dated September 1, 2005.
10	.24#**	Sublicense Agreement, by and between Registrant and SensAble Technologies, Inc., dated as of May 24, 2006, as amended and supplemented by that certain letter dated May 23, 2007 from SensAble Technologies, Inc. and by that certain letter dated May 23, 2007 from Registrant.
10	.25#**	Research Agreement, by and between Registrant and University of Florida Board of Trustees, dated as of February 10, 2005.
10	.26#**	Amendment to Research Agreement, by and between Registrant and the University of Florida Board of Trustees, dated as of August 15, 2007.
10	.27#**	Exclusive License Agreement, by and between Registrant and University of Florida Research Foundation, dated August 15, 2007.
10	.28#**	Supply Agreement, by and between Registrant and Trigon Incorporated, dated as of September 13, 2005.
10	.29**	License Agreement, by and between Registrant and Trigon Incorporated, dated September 14, 2005.
10	.30#**	Supply Agreement, by and between Registrant and Encore Medical, L.P., dated as of February 28, 2007.
10	.31#**	License Agreement, by and between Registrant and Encore Medical, L.P., dated as of December 14, 2006.
10	.32#**	Manufacturing Supply Agreement, by and between Registrant and Symmetry Medical, dated as of July 26, 2007.
10	.33**	Letter of Agreement, by and between Registrant and The Anspach Effort, Inc., dated as of July 6, 2007.
10	.34**	Multi-Tenant Lease, by and between Registrant and Westport Business Park Associates LLP, last dated January 31, 2006.
10	.35#**	Development Agreement, by and between Registrant and Pro-Dex, Inc., dated December 12, 2007.
23	.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2		Consent of Hogan & Hartson LLP (included in Exhibit 5.1).
23	.3**	Consent of Taylor Consulting Group, Inc.
24	.1**	Power of Attorney.

**	Previously Filed.

+	Indicates management contract or compensatory plan.

#	Portions of the exhibit have been ommitted pursuant to a request for confidential treatment. The omitted information has been filed separately with the Securities and Exchange Commission.